Lee Enterprises Reports Fourth Quarter and Full Year FY25 results

Q4 Adjusted EBITDA(1) growth of $2M YOY on a comparable basis(2)
Balance sheet derisking continues with pension plan termination
Total Digital Revenue(3) was 53% of revenue in the quarter, representing $74M
Digital-Only subscription revenue increased 16% YOY(4) in the quarter

DAVENPORT, Iowa (November 26, 2025) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 72 markets, today reported preliminary fourth quarter fiscal 2025 financial results(5) for the period ended September 28, 2025.

“We are pleased with our fourth quarter results as we continued to outperform the industry," said Kevin Mowbray, Lee’s President and Chief Executive Officer. "Digital subscription revenue increased 16% on a same-store basis(4), marking five consecutive years of industry-leading performance. This consistent strength reflects the effectiveness of our Three Pillar Digital Growth Strategy and the exceptional execution of our team."

"Lee also delivered its second consecutive quarter of Adjusted EBITDA growth(2), underscoring the sustainability of our transformation. Solid top-line performance combined with disciplined cost actions drove our profitability gains. Two consecutive quarters of Adjusted EBITDA growth, coupled with our continued leadership in digital subscriptions and Amplified Digital® Agency's strong track record, demonstrate the strong momentum we're building across the company. We expect the momentum to continue, delivering strong Adjusted EBITDA growth in fiscal 2026."

"This progress strengthens our position as a growing, sustainable, and digitally focused organization—one that is well positioned to capture long-term value and lead the next chapter of our digital transformation," Mowbray added.
For the fourth quarter ended September 28, 2025:

•Total operating revenue was $139 million.

•Total Digital Revenue was $74 million and represented 53% of our total operating revenue.
•Revenue from digital-only subscribers totaled $25 million, up 6% over the prior year, or up 16% on a same-store basis(4). Digital-only subscription revenue increased 32% annually over the past three years. Digital-only subscribers totaled 633,000 at the end of the quarter.
•Digital advertising and marketing services revenue represented 74% of our total advertising revenue and totaled $44 million. Amplified Digital® Agency revenue totaled more than $100 million in the fiscal year, growing 5% for the year(4).
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million.
•Total Print Revenue was $65 million.
•Operating expenses totaled $142 million and Cash Costs(1) totaled $126 million, a 13% and 12% decrease compared to the prior year, respectively.
•Net loss totaled $6 million and Adjusted EBITDA totaled $15 million. Adjusted EBITDA decreased by $2 million in the fourth quarter of fiscal 2025, or increased by $2 million on a comparable basis(2).

For the fiscal year ended September 28, 2025:

•Total operating revenue was $562 million.
•Total Digital Revenue was $298 million, flat to the prior year, or an increase of 2% on a same-store basis(4).

•Total Print Revenue was $264 million, down 15% to the prior year, or down 13% to the prior year on a same-store basis(4), representing an improvement of 9 percentage points over the prior year's decline of 21%.
•Operating expenses totaled $571 million and Cash Costs totaled $524 million, a 7% and 5% decrease compared to the prior year, respectively. Operating expenses in FY25 included $4 million of cyber restoration expenses, which are included in the line Restructuring costs and other.
•Net loss totaled $36 million.

2026 Fiscal Year Outlook:

Adjusted EBITDA	YOY growth in the mid-single digits

Debt and Free Cash Flow:
The Company has $455 million of debt outstanding under our Credit Agreement(6) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended September 28, 2025:
•The principal amount of debt totaled $455 million.
•As a result of the cyber event and in an effort to provide short-term liquidity, the Company's sole lender, BH Finance, waived payment of the Company's March 2025, April 2025 and May 2025 interest and basic rent payments. Waived interest and basic rent payments were added to the principal amount due under the Credit Agreement.
•Since May 2025, the Company has satisfied all principal and interest payments through organic free cash flow generation.
•Cash on the balance sheet totaled $10 million. Debt, net of cash on the balance sheet, totaled $445 million.
•Capital expenditures totaled $1 million for the quarter and $4 million for the year. We expect up to $10 million of capital expenditures in FY26.
•For fiscal year 2025, cash paid for income taxes totaled $3 million. We expect cash paid for income taxes to total between $1 million and $6 million in FY26.
•We made no pension contributions in the fiscal year.
•The Company is executing a strategic termination of our fully funded benefit pension plan, eliminating the long-term volatility tied to interest rate movement, mortality assumptions and asset performance, while preserving participant benefits and improving balance sheet flexibility.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 72 markets in 25 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars, Except Per Share Data)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Operating revenue:
Print Advertising revenue	15,301	19,370	69,168	81,488
Digital Advertising revenue and marketing services revenue	44,057	52,466	183,823	194,213
Advertising and marketing services revenue	59,358	71,836	252,991	275,701
Print Subscription revenue	41,585	49,141	164,172	197,584
Digital Subscription revenue	25,406	23,902	94,242	84,331
Subscription revenue	66,990	73,043	258,414	281,915
Print Other revenue	7,924	8,418	30,861	33,257
Digital Other revenue	4,833	5,276	20,075	20,507
Other revenue	12,757	13,694	50,936	53,764
Total operating revenue	139,105	158,573	562,341	611,380
Operating expenses:
Compensation	51,667	58,824	216,017	234,581
Newsprint and ink	2,965	3,712	12,961	16,813
Other operating expenses	71,255	80,704	294,642	301,950
Depreciation and amortization	3,625	6,178	18,843	27,616
Assets loss (gain) on sales, impairments and other, net	5,321	6,466	2,956	11,193
Restructuring costs and other	7,045	7,054	25,850	19,253
Operating expenses	141,879	162,938	571,269	611,406
Equity in earnings of associated companies	1,315	703	4,278	4,572
Operating income	(1,459)	(3,662)	(4,650)	4,546
Non-operating (expense) income:
Interest expense	(10,140)	(10,805)	(40,505)	(41,232)
Pension withdrawal cost	—	—	—	—
Pension and OPEB related benefit (cost) and other, net	145	814	2,506	1,910
Curtailment/Settlement gain	—	—	—	3,593
Non-operating expenses, net	(9,995)	(9,991)	(37,999)	(35,729)
Income (loss) before income taxes	(11,454)	(13,653)	(42,649)	(31,183)
Income tax (benefit) expense	(5,622)	(4,172)	(6,903)	(7,610)
Net (loss) income	(5,832)	(9,481)	(35,746)	(23,573)
Net income attributable to non-controlling interests	(583)	(609)	(1,847)	(2,272)
Loss attributable to Lee Enterprises, Incorporated	(6,414)	(10,090)	(37,593)	(25,845)

Loss per common share:
Basic	(1.06)	(1.69)	(6.20)	(4.35)
Diluted	(1.06)	(1.69)	(6.20)	(4.35)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Digital Advertising and Marketing Services Revenue	44,057	52,466	183,823	194,213
Digital Only Subscription Revenue	25,406	23,902	94,242	84,331
Digital Services Revenue	4,833	5,276	20,075	20,507
Total Digital Revenue	74,296	81,644	298,140	299,051
Print Advertising Revenue	15,301	19,370	69,168	81,488
Print Subscription Revenue	41,585	49,141	164,172	197,584
Other Print Revenue	7,924	8,418	30,861	33,257
Total Print Revenue	64,809	76,929	264,201	312,329
Total Operating Revenue	139,105	158,573	562,341	611,380

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The tables below reconcile the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Net loss	(5,832)	(9,481)	(35,746)	(23,573)
Adjusted to exclude
Income tax benefit	(5,622)	(4,172)	(6,903)	(7,610)
Non-operating expenses, net	9,995	9,991	37,999	35,729
Equity in earnings of TNI and MNI(6)	(1,315)	(703)	(4,278)	(4,572)
Assets loss on sales, impairments and other, net	5,321	6,466	2,956	11,193
Depreciation and amortization	3,625	6,178	18,843	27,616
Restructuring costs and other	7,045	7,054	25,850	19,253
Stock compensation	429	553	1,757	1,751
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,413	874	4,901	5,519
Adjusted EBITDA	15,060	16,760	45,379	65,306
Adjusted EBITDA associated with the 53rd week	—	3,553	—	3,553
Comparable Adjusted EBITDA	15,060	13,207	45,379	61,753

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Operating expenses	141,879	162,938	571,269	611,406
Adjustments
Depreciation and amortization	3,625	6,178	18,843	27,616
Assets loss (gain) on sales, impairments and other, net	5,321	6,466	2,956	11,193
Restructuring costs and other	7,045	7,054	25,850	19,253
Cash Costs	125,888	143,240	523,620	553,344

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Print Advertising Revenue	15,301	19,370	69,168	81,488
Exited operations and the extra week in the prior year	(79)	(2,173)	(715)	(4,696)
Same-store, Print Advertising Revenue	15,222	17,197	68,453	76,792
Digital Advertising Revenue	44,057	52,466	183,823	194,213
Exited operations and the extra week in the prior year	—	(2,987)	(13)	(4,130)
Same-store, Digital Advertising Revenue	44,057	49,479	183,810	190,083
Total Advertising Revenue	59,358	71,836	252,991	275,701
Exited operations and the extra week in the prior year	(79)	(5,160)	(728)	(8,826)
Same-store, Total Advertising Revenue	59,279	66,676	252,263	266,875
Print Subscription Revenue	41,585	49,141	164,172	197,584
Exited operations and the extra week in the prior year	(3)	(3,742)	(60)	(4,793)
Same-store, Print Subscription Revenue	41,582	45,399	164,112	192,791
Digital Subscription Revenue	25,406	23,902	94,242	84,331
Exited operations and the extra week in the prior year	—	(2,067)	(2)	(3,301)
Same-store, Digital Subscription Revenue	25,406	21,835	94,240	81,030
Total Subscription Revenue	66,990	73,043	258,414	281,915
Exited operations and the extra week in the prior year	(2)	(5,809)	(62)	(8,094)
Same-store, Total Subscription Revenue	66,988	67,234	258,352	273,821
Print Other Revenue	7,924	8,418	30,861	33,257
Exited operations and the extra week in the prior year	(16)	(503)	(15)	(538)
Same-store, Print Other Revenue	7,908	7,915	30,846	32,719
Digital Other Revenue	4,833	5,276	20,075	20,507
Exited operations and the extra week in the prior year	—	(109)	—	(109)
Same-store, Digital Other Revenue	4,833	5,167	20,075	20,398
Total Other Revenue	12,757	13,694	50,936	53,764
Exited operations and the extra week in the prior year	(16)	(612)	(15)	(647)
Same-store, Total Other Revenue	12,741	13,082	50,921	53,117
Total Operating Revenue	139,105	158,573	562,341	611,380
Exited operations and the extra week in the prior year	(97)	(11,581)	(805)	(17,568)
Same-store, Total Operating Revenue	139,008	146,992	561,536	593,812

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)Comparable basis is a non-GAAP performance measure based on U.S. GAAP trends for Lee for the current period, excluding the extra week in the prior year. The fourth quarter and full year of fiscal 2025 consisted of 13 weeks and 52 weeks, respectively. The fourth quarter and full year of fiscal 2024 consisted of 14 weeks and 53 weeks, respectively.
(3)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(4)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations and the extra week in the prior year. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(5)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(6)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(7)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.
(8)FY25 revenue and Adjusted EBITDA were materially impacted by a cyber incident in February 2025. The FY25 impact on revenue and Adjusted EBITDA was approximately $12M and $8M, respectively. These metrics exclude any potential reimbursement from cyber insurance carrier in FY25.